Exhibit 10.2

transition and severance agreement

This Transition and Severance Agreement (“Agreement”) is made and entered into by and between XWELL, Inc., a Delaware corporation (f/k/a XpresSpa Group, Inc., a Delaware corporation) (the “Company”), and Scott R. Milford (the “Executive”), effective as of September 4, 2024 (the “Effective Date”). The Company and the Executive are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Executive has been employed by the Company as its President and Chief Executive Officer and has served as a member of the Company’s Board of Directors (the “Board”), as well as the Board of Directors of XpresTest, Inc., Treat, Inc., and GCG Connect LLC;

WHEREAS, the Executive and the Company entered into that certain Executive Employment Agreement, effective January 19, 2022 (the “Employment Agreement”), which, except for the Surviving Provisions set forth in Section 8 below, shall terminate on the Effective Date and the Executive shall also resign from the Board, as well as from the Board of Directors of XpresTest, Inc., Treat, Inc., and GCG Connect LLC effective September 21, 2024;

WHEREAS, the Company and the Executive believe it is appropriate and in their mutual best interests for the Executive to assist with the transition of the Executive’s duties and responsibilities beginning on the Effective Date and then for the Executive’s employment to terminate effective December 31, 2024 or earlier if terminated by the Company (the “Separation Date”);

WHEREAS, the Executive agrees to perform the transition services as set forth below from the Effective Date of this Agreement through the Separation Date (the “Transition Period”); and

WHEREAS, the Parties desire to set forth the Executive’s transition and severance benefits and obligations and to finally, fully and completely resolve all matters arising from or during the Executive’s employment and separation from employment, any benefits, bonuses and compensation connected with such employment.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.            End of the Executive’s Employment and Transition.

(a)            Separation Date. The Parties agree that on the Separation Date the Executive’s employment with the Company shall terminate. Further, the Executive’s resignation from the Board, as well as from the Board of Directors of XpresTest, Inc., Treat, Inc., and GCG Connect LLC, shall be effective on September 21, 2024. The Executive shall execute all documents and take such further steps as may be required to effectuate the Executive’s separation from the Company. The Executive shall not perform any work except as set forth in this Agreement, and shall not make any representations or execute any documents, or take any other actions, on behalf of the Company on or after the Separation Date.

(b)            Transition Services and Fees. During the Transition Period, the Executive shall report to Mr. Ezra Ernst, President and Chief Executive Officer of the Company, and agrees to provide Transition Services (as defined herein) during regular business hours and to cooperate fully and provide additional assistance as requested by the Company and consistent with this Section 1(b). Specifically, the Executive agrees to: (i) fully inform the Company of all activities in which the Executive was involved prior to the Separation Date and of the status of any projects; (ii) transfer or otherwise make available to the Company to the extent possible, all of the Executive’s knowledge and experience regarding the Executive’s duties; (iii) accomplish a smooth transition of the Executive’s responsibilities and to cooperate with the Company through the Transition Period; and (iv) comply with this Agreement, and to act in good faith at all times in performing the services described in clauses (b)(i)-(iii) (collectively, the “Transition Services”). The Executive agrees to thoroughly and diligently perform those duties and actions which are necessary or appropriate to cause such orderly transition and to perform the Transition Services.

TRANSITION AND SEverance agreement

2.            Consideration

(a)            Transition Fees. Prior to the Separation Date, and in consideration of the Transition Services, the Company shall pay the Executive at the rate of $31,250 per month during the Transition Period (the “Transition Fees”) which shall be paid in equal biweekly installments in accordance with the Company’s regular payroll practices. For the avoidance of doubt, in the event the Executive is terminated by the Company prior to December 31, 2024, the Executive shall only receive Transition Fees through such termination date. The Company shall deduct, from all payments made under this Section 2(b), all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions. The Executive shall continue to receive the Executive’s other benefits in accordance with the terms and conditions of the Company’s benefit plans and programs, and the Executive’s equity awards shall continue to vest in accordance with their terms and conditions through the Separation Date.

(b)            Severance Benefits. Provided that the Executive (i) complies with this Agreement and the Surviving Provisions, (ii) does not revoke any portion of this Agreement under Section 12, (iii) is employed with the Company on the Separation Date, and (iv) executes the attached Exhibit A (the “Second Release”) on (but not before) the Separation Date or within seven (7) days following the Separation Date and does not revoke any portion of it, in consideration of the Executive’s execution of this Agreement and promises herein, including, without limitation, the release of claims against the Company (the “Release”), the Parties agree as follows:

(i)            Severance Pay. The Company shall pay the Executive an amount equal to $425,000 (the “Severance Payment”), payable in substantially equal installments pursuant to the Company’s regular payroll practices over a period of 12 months, commencing on the Company’s next regular payroll date following the date the Second Release becomes irrevocable and enforceable. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

(ii)            COBRA Reimbursement. Until the earlier of (i) 12-months following the Separation Date, or (ii) the date the Executive is eligible to receive healthcare coverage from another employer, the Company shall reimburse premiums paid by the Executive with respect to COBRA continuation coverage, minus lawful taxes and withholdings (the “Benefit Continuation”). Notwithstanding the foregoing, if the Company’s payment of the COBRA premiums on the Executive’s behalf would violate the nondiscrimination rules or cause the reimbursement of claims to be taxable under the Patient Protection and Affordable Care Act of 2010, together with the Health Care and Education Reconciliation Act of 2010 (collectively, the “Act”) or Section 95(h) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company paid premiums shall be treated as taxable payments and be subject to imputed income tax treatment to the extent necessary to eliminate any discriminatory treatment or taxation under the Act or Section 95(h) of the Code. The Executive will immediately notify the Company if the Executive becomes eligible to receive healthcare coverage from another employer, whether or not the Executive actually receives such coverage, or if the Executive is otherwise no longer eligible to receive COBRA continuation coverage.

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The benefits set forth in this Section 2(b) are referred to herein as the “Severance Benefits.” The Company shall have no obligation to provide the Severance Benefits until the Executive has had the opportunity to consider this Agreement as described in Section 12 below, and the Executive has not revoked the Agreement in the timetable specified in Section 12. The Severance Benefits shall not be treated as compensation under the Company’s 401(k) plan or any other benefit or retirement plan. The Parties agree that the Severance Benefits are full and fair consideration between the Parties and that the Executive is not otherwise entitled to the Severance Benefits.

(c)            In the event the Executive fails to timely execute this Agreement or revokes this Agreement in accordance with Section 12 below or Exhibit A, as applicable, the Executive will only receive the Executive’s Transition Fees through the Separation Date, any accrued but unused paid time off, and unreimbursed business expenses in accordance with the Company’s policies.

(d)            Other than the compensation and payments provided for in this Agreement, the Executive shall not be entitled to any additional compensation, bonuses, vacation pay, PTO, payments, grants, options or benefits under any agreement or any benefit plan, equity, long term incentive plan, profit sharing, short term incentive plan, severance plan or bonus or any other incentive program established by the Company.

3.            Release of Claims.

(a)            Release of Claims by the Executive. In consideration of the promises of the Company provided herein, the consideration provided for in Section 2(b), and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which the Executive acknowledges, the Executive, on the Executive’s own behalf and on behalf of the Executive’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Executive Releasing Parties”), hereby voluntarily release Company, and its subsidiaries, partners, affiliates, owners, agents, officers, directors, employees, successors and assigns, and all related persons, individually and in their official capacities (hereinafter collectively referred to as the “Released Parties”), of and from any and all claims, known and unknown, relating to the Executive’s employment or cessation of employment that the Executive and the Executive Releasing Parties, have or may have as of the date of execution of this Release, including, but not limited to, any alleged violation of any of (a) The National Labor Relations Act; Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; Civil Rights Act of 1991; The Employee Retirement Income Security Act of 1974, as amended (“ERISA”); The Age Discrimination in Employment Act of 1967; The Americans with Disabilities Act of 1990; The Fair Credit Reporting Act; The Fair Labor Standards Act; The Occupational Safety and Health Act; The Family and Medical Leave Act of 1993; Executive Order 11246; The New York Equal Pay Law; The New York Human Rights Law; The New York Civil Rights Law; The New York State Wage and Hour Laws; The New York Labor Law, The New York Executive Law, The New York Occupational Safety and Health Laws, The New York City Administrative Code, The New York City Human Rights Law, and the New York City Earned Safe and Sick Time Act; including any amendment, consolidation or re-enactment of any of the foregoing, or (b) any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance; (c) any public policy, contract, tort, or common law; or (d) any claims for vacation, sick or personal leave, pay or payment pursuant to any practice, policy, handbook, or manual of Company; or any allegation for costs, fees or other expenses including attorneys’ fees and expert’s fees incurred in these matters. Notwithstanding the foregoing, the Release set forth in this Section 3 shall not apply to any vested employee benefits accrued by me prior to the effective date of this Release under any compensation or benefit plans, programs and arrangements maintained by Company for the benefit of its employees and subject to ERISA.

(b)            No Participation In Claims. The Executive understands that if this Release were not signed, the Executive would have the right to voluntarily assist other individuals in bringing claims against the Released Parties. The Executive hereby waives that right and shall not provide any such assistance other than assistance in an investigation or proceeding conducted by an agency of the United States government.

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(c)            Nonadmission of Wrongdoing. The Executive agrees that neither this Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by the Released Parties of any liability or unlawful conduct of any kind.

4.            Other Covenants.

(a)            The Executive shall abide by the provisions of the Mutual Non-Disclosure Agreement the Executive signed as a condition of the Executive’s employment (the “NDA”) with the terms of which shall survive the signing of this Release. The term “Effective Date” as that term is used in the NDA shall be the date of this Release. Further, the Executive agrees that the Executive will abide by any and all common law and/or statutory obligations relating to protection and non-disclosure of the Company’s trade secrets and/or confidential and proprietary documents and information.

(b)            The Executive agrees that all non-public information relating in any way to this Release, including the terms and amount of financial consideration provided for in this Release, shall be held confidential by the Executive and shall not be publicized or disclosed to any person (other than an immediate family member, legal counsel or financial advisor, provided that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or government agency (except as mandated by state or federal law), except that nothing in this paragraph shall prohibit the Executive from participating in an investigation with a state or federal agency if requested by the agency to do so.

(c)            The Executive will not make any statements that are professionally or personally disparaging about, or adverse to, the interests of the Released Parties including, but not limited to, any statements that disparage any person, service, finances, financial condition, capability or any other aspect of the business of the Company, and that the Executive will not engage in any conduct which could reasonably be expected to harm professionally or personally the reputation of the Released Parties.

5.            No Interference. Nothing in this Agreement is intended to interfere with a Party’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. The Parties acknowledge that nothing in this Agreement (a) is intended to interfere with a Party’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), the Securities Exchange Commission (“SEC”), the National Labor Relations Board (“NLRB”), Occupational Safety and Health Administration, any state human rights commission, or any other government agency or entity charged with enforcement of any laws, (b) limits the Executive’s right to challenge the validity of the waiver of claims under the ADEA, or (c) limits the Executive from exercising rights, if any, under Section 7 of the National Labor Relations Act to engage in protected, concerted activity with other employees. In making such disclosures, a Party need not seek prior authorization from the other Party, and is not required to notify the other Party of any such reports, disclosures or conduct. However, by executing this Agreement, the Executive hereby waives the right to recover any damages or benefits in any proceeding the Executive may bring before the EEOC, the NLRB, any state human rights commission, or any other government agency or entity or in any proceeding brought by the EEOC, NLRB any state human rights commission, or any other government agency or entity on the Executive’s behalf with respect to any Claim released in this Agreement; except for any right the Executive may have to receive a payment or award from a government agency (and not the Company) for information provided to the government agency or otherwise where prohibited.

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6.            Known Violations. The Executive represents and warrants that the Executive is not aware of any illegal acts committed by or on behalf of the Company and agrees that, to the extent the Executive is aware of conduct by anyone while employed by or representing the Company that gives the Executive a belief, concern or suspicion that a violation of any state, federal or foreign law, regulation (particularly involving employment, securities (including, but not limited to, the Investment Advisors Act of 1940, Securities Act of 1933, and/or Securities Exchange Act of 1934), tax, and/or real property), or any policy of the Company, the Executive has reported such belief, concern or suspicion to the Company. If the Executive has not reported this information as of the date of this Agreement, the Executive agrees the Executive does not know of any such conduct. The Executive understands that the Company has a strict policy against retaliation for reporting such information, and the Executive has not withheld such information by reason of any concerns about retaliation. The Executive acknowledges and understands that nothing in this provision is intended to interfere with the Executive’s right to engage in the conduct outlined in Section 5.

7.            Return of Information. The Executive represents that prior to the Separation Date, the Executive shall have returned to the Company property, documents, and information as required by the NDA. Notwithstanding the foregoing, the Executive may retain the Executive’s Company-provided laptop, iPad, and cellular phone after (i) removal of all Company information and programming; and (ii) the Company’s review and inspection of such laptop, iPad, and cellular phone.

8.            Surviving Provisions. The Executive and the Company agree that Section 9 (Covenant Not to Compete) and Section 11 (Dispute Resolution) of the Employment Agreement and the NDA (collectively, the “Surviving Provisions”) shall survive the termination of the Executive’s employment and shall remain in full force and effect as set forth in the Employment Agreement. The Executive reaffirms and agrees to honor and abide by the terms of the Surviving Provisions.

9.            Governing Law and Interpretation. The Release shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws provisions. If any portion of this Agreement is declared to be unenforceable by a court of competent jurisdiction in any action in which the Executive participates or joins, the Executive agrees that all consideration paid to the Executive under this Agreement shall be offset against any monies that the Executive may receive in connection with any such action.

10.            Severability. Should any provision of this Agreement be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect. Upon any finding by any government agency or court of competent jurisdiction that Section 3 above is illegal or invalid, the Executive agrees to execute a valid and enforceable general release.

11.            Breach of Agreement. The Executive agrees that if the Executive breaches any of the promises set forth in this Agreement or if the Executive challenges the Release, the Company shall have the right to terminate the benefits payable under this Agreement and to require the Executive to return all monies paid by the Company in consideration for the Executive’s signing of the Release.

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12.            Knowing and Voluntary Waiver of Age Claims; Time for Consideration. The Executive, by the Executive’s free and voluntary act of signing below, acknowledges that (a) the Executive has been given a period of 21 days (“Review Period”) to consider whether to agree to the terms contained in this Agreement, (b) the Company is advising and has advised the Executive in writing (i.e., through this Agreement) to consult with an attorney of the Executive’s own choosing at the Executive’s cost, regarding the effect of this Agreement, and the Executive has had a reasonable opportunity to do so, if so desired, (c) the Executive understands that this Agreement specifically releases and waives all rights and claims the Executive may have under the Age Discrimination in Employment Act (“ADEA”) prior to the date on which the Executive signs this Agreement, (d) that the Executive is receiving valid consideration for this Agreement that is in addition to anything of value to which the Executive is otherwise entitled, and (d) the Executive understands the terms of this Agreement and knowingly and voluntarily agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive further understands that this Release will not affect the rights and responsibilities of the EEOC to enforce the ADEA, and further understands that this Release will not be used to justify interfering with the Executive’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC, the NLRB, the SEC, OSHA, or any similar federal, state, or local agency.

The Parties agree that any changes to this Agreement, whether material or immaterial, will not restart the running of the Review Period. The Executive may execute this Agreement anytime during the Review Period. The Executive shall return the executed copy of this Agreement to the Company, ATTN: Chairman of the Board, XWELL, Inc., 254 W 31st St, New York, NY 10001; E-mail: bbernstein@xpresspa.com, before the end of the Review Period. If the Executive does not execute this Agreement before the expiration of the Review Period, then the Agreement is withdrawn without notice and the Company’s offer to provide the benefits provided for in Section 2(b) will become null and void.

This Agreement will become effective, enforceable and irrevocable as to the Executive’s release of any claims the Executive may have under the Age Discrimination in Employment Act on the eighth day after the date on which it is executed by the Executive (“Age Release Date”). During the seven-day period prior to the Age Release Date (“Revocation Period”), the Executive may revoke the Executive’s agreement to release any claims the Executive may have under the Age Discrimination in Employment Act, and any amendments thereto, by indicating in writing to the Company, ATTN: Chairman of the Board, XWELL, Inc., 254 W 31st St, New York, NY 10001; E-mail: bbernstein@xpresspa.com the Executive’s intention to revoke before the end of such (“Revocation Period”). If the Executive exercises the Executive’s right to revoke hereunder, the Executive shall forfeit the Executive’s right to receive the consideration provided for in Section 2(b) of this Agreement.

13.            Binding Effect of Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, assigns, executors, administrators, heirs and estates. The Released Parties are third-party beneficiaries of this Agreement.

14.            Entire Agreement. This Agreement, the Surviving Provisions, and Exhibit A (Second Release) constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof, and fully supersede all prior and contemporaneous negotiations, understandings, representations, writings, discussions and/or agreements between the Parties, whether oral or written, pertaining to or concerning the subject matter of this Agreement. No oral statements or other prior written material not specifically incorporated into this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated into this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Any amendment to this Agreement must be signed by all Parties to this Agreement.

15.            Section 409A. The Company intends that all of the transition benefits provided to the Executive as described in this Agreement will either comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “IRC”). However, nothing contained in this Agreement shall be construed as a representation, guarantee or other undertaking on the part of the Company that the transition benefits are, or will be found to be, exempt from or compliant with the requirements of Section 409A of the IRC. The Executive is solely responsible for determining the tax consequences to the Executive of any and all payments made pursuant to this Agreement, including, without limitation, any possible tax consequences under Section 409A of the IRC.

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16.            Counterparts. This Agreement may be executed by the Parties in multiple counterparts, whether or not all signatories appear on these counterparts (including via electronic signatures and exchange of PDF documents via email), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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By executing this Agreement, the Executive acknowledges that: (i) the Executive has considered the terms of this Agreement; (ii) the Executive has been advised to consult with an attorney prior to executing this Agreement and, in fact, have consulted with an attorney before executing this Agreement or intentionally elected not to do so; (iii) the Executive has read this Agreement and fully understand its terms and their import; (iv) except as provided for in this Agreement, the Executive has no contractual right or claim to the benefits described herein; (v) the consideration provided for herein is good and valuable; and (vi) the Executive is entering into this Agreement voluntarily, deliberately of the Executive’s own free will, with all the information needed to make an informed decision to enter this Agreement, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

Accepted and AGREED TO BY:

the Executive

By:	/s/ Scott R. Milford

Name:	Scott R. Milford

Date:	9/4/24

XWELL, INC.

By:	/s/ Bruce Bernstein

Name:	Bruce Bernstein

Title:	Chairman

Date:	9/4/24

EXHIBIT A

FORM OF WAIVER AND RELEASE OF CLAIMS

This Release of Claims (“Release”) is made and entered into by and between XWELL, Inc., a Delaware corporation (f/k/a XpresSpa Group, Inc., a Delaware corporation) (the “Company”), and Scott R. Milford (the “Consultant”) effective as of the date it is signed by both Parties (the “Effective Date”). Terms used in this Release with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Transition and Severance Agreement effective September 4, 2024 by and between the Company and the Consultant (the “Agreement”). The Company and the Consultant are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Consultant and the Company are parties to the Agreement; and

WHEREAS, Section 2(b) of the Agreement provides that the Consultant is entitled to certain payments and benefits if the Consultant signs a release of claims agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Release of Claims.

(a)            Release of Claims by the Consultant. In consideration of the promises of the Company provided herein, the consideration provided for in Section 2(b) of the Agreement, and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which the Consultant acknowledges, the Consultant, on the Consultant’s own behalf and on behalf of the Consultant’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Consultant Releasing Parties”), hereby voluntarily release Company, and its subsidiaries, partners, affiliates, owners, agents, officers, directors, employees, successors and assigns, and all related persons, individually and in their official capacities (hereinafter collectively referred to as the “Released Parties”), of and from any and all claims, known and unknown, relating to the Consultant’s employment or cessation of employment that the Consultant and the Consultant Releasing Parties, have or may have as of the date of execution of this Release, including, but not limited to, any alleged violation of any of (a) The National Labor Relations Act; Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; Civil Rights Act of 1991; The Employee Retirement Income Security Act of 1974, as amended (“ERISA”); The Age Discrimination in Employment Act of 1967; The Americans with Disabilities Act of 1990; The Fair Credit Reporting Act; The Fair Labor Standards Act; The Occupational Safety and Health Act; The Family and Medical Leave Act of 1993; Executive Order 11246; The New York Equal Pay Law; The New York Human Rights Law; The New York Civil Rights Law; The New York State Wage and Hour Laws; The New York Labor Law, The New York Executive Law, The New York Occupational Safety and Health Laws, The New York City Administrative Code, The New York City Human Rights Law, and the New York City Earned Safe and Sick Time Act; including any amendment, consolidation or re-enactment of any of the foregoing, or (b) any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance; (c) any public policy, contract, tort, or common law; or (d) any claims for vacation, sick or personal leave, pay or payment pursuant to any practice, policy, handbook, or manual of Company; or any allegation for costs, fees or other expenses including attorneys’ fees and expert’s fees incurred in these matters. Notwithstanding the foregoing, the release set forth in this Section 1 shall not apply to any vested employee benefits accrued by me prior to the effective date of this Release under any compensation or benefit plans, programs and arrangements maintained by Company for the benefit of its employees and subject to ERISA.

(b)            No Participation In Claims. The Consultant understands that if this Release were not signed, the Consultant would have the right to voluntarily assist other individuals in bringing claims against the Released Parties. The Consultant hereby waives that right and shall not provide any such assistance other than assistance in an investigation or proceeding conducted by an agency of the United States government.

(c)            Nonadmission of Wrongdoing. The Consultant agrees that neither this Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by the Released Parties of any liability or unlawful conduct of any kind.

2.            Other Covenants.

(a)            The Consultant shall abide by the provisions of the Mutual Non-Disclosure Agreement the Consultant signed as a condition of the Consultant’s employment (the “NDA”) with the terms of which shall survive the signing of this Release. The term “Effective Date” as that term is used in the NDA shall be the date of this Release. Further, the Consultant agrees that the Consultant will abide by any and all common law and/or statutory obligations relating to protection and non-disclosure of the Company’s trade secrets and/or confidential and proprietary documents and information.

(b)            The Consultant agrees that all non-public information relating in any way to this Release, including the terms and amount of financial consideration provided for in this Release, shall be held confidential by the Consultant and shall not be publicized or disclosed to any person (other than an immediate family member, legal counsel or financial advisor, provided that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or government agency (except as mandated by state or federal law), except that nothing in this paragraph shall prohibit the Consultant from participating in an investigation with a state or federal agency if requested by the agency to do so.

(c)            The Consultant will not make any statements that are professionally or personally disparaging about, or adverse to, the interests of the Released Parties including, but not limited to, any statements that disparage any person, service, finances, financial condition, capability or any other aspect of the business of the Company, and that the Consultant will not engage in any conduct which could reasonably be expected to harm professionally or personally the reputation of the Released Parties.

3.            No Interference. Nothing in this Agreement is intended to interfere with a Party’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. The Parties acknowledge that nothing in this Agreement (a) is intended to interfere with a Party’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), the Securities Exchange Commission (“SEC”), the National Labor Relations Board (“NLRB”), Occupational Safety and Health Administration, any state human rights commission, or any other government agency or entity charged with enforcement of any laws, (b) limits the Consultant’s right to challenge the validity of the waiver of claims under the ADEA, or (c) limits the Consultant from exercising rights, if any, under Section 7 of the National Labor Relations Act to engage in protected, concerted activity with other employees. In making such disclosures, a Party need not seek prior authorization from the other Party, and is not required to notify the other Party of any such reports, disclosures or conduct. However, by executing this Agreement, the Consultant hereby waives the right to recover any damages or benefits in any proceeding the Consultant may bring before the EEOC, the NLRB, any state human rights commission, or any other government agency or entity or in any proceeding brought by the EEOC, NLRB any state human rights commission, or any other government agency or entity on the Consultant’s behalf with respect to any Claim released in this Agreement; except for any right the Consultant may have to receive a payment or award from a government agency (and not the Company) for information provided to the government agency or otherwise where prohibited.

4.            Known Violations. The Consultant represents and warrants that the Consultant is not aware of any illegal acts committed by or on behalf of the Company and agrees that, to the extent the Consultant is aware of conduct by anyone while employed by or representing the Company that gives the Consultant a belief, concern or suspicion that a violation of any state, federal or foreign law, regulation (particularly involving employment, securities (including, but not limited to, the Investment Advisors Act of 1940, Securities Act of 1933, and/or Securities Exchange Act of 1934), tax, and/or real property), or any policy of the Company, the Consultant has reported such belief, concern or suspicion to the Company. If the Consultant has not reported this information as of the date of this Agreement, the Consultant agrees the Consultant does not know of any such conduct. The Consultant understands that the Company has a strict policy against retaliation for reporting such information, and the Consultant has not withheld such information by reason of any concerns about retaliation. The Consultant acknowledges and understands that nothing in this provision is intended to interfere with the Consultant’s right to engage in the conduct outlined in Section 3.

5.            Return of Information. The Consultant represents that prior to the Separation Date, the Consultant shall have returned to the Company property, documents, and information as required by the NDA. Notwithstanding the foregoing, the Consultant may retain the Consultant’s Company-provided laptop, iPad, and cellular phone after (i) removal of all Company information and programming; and (ii) the Company’s review and inspection of such laptop, iPad, and cellular phone.

6.            Surviving Provisions. The Consultant and the Company agree that Section 9 (Covenant Not to Compete) and Section 11 (Dispute Resolution) of that certain Executive Employment Agreement, effective January 19, 2022 (the “Employment Agreement”) and the Mutual Non-Disclosure Agreement (collectively, the “Surviving Provisions”) shall survive the termination of the Consultant’s employment and shall remain in full force and effect as set forth in the Employment Agreement. The Consultant reaffirms and agrees to honor and abide by the terms of the Surviving Provisions.

7.            Governing Law and Interpretation. This Release shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws provisions. If any portion of this Agreement is declared to be unenforceable by a court of competent jurisdiction in any action in which the Consultant participates or joins, the Consultant agrees that all consideration paid to the Consultant under this Agreement shall be offset against any monies that the Consultant may receive in connection with any such action.

8.            Severability. Should any provision of this Agreement be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect. Upon any finding by any government agency or court of competent jurisdiction that Section 1 above is illegal or invalid, the Consultant agrees to execute a valid and enforceable general release.

9.            Knowing and Voluntary Waiver of Age Claims; Time for Consideration. The Consultant, by the Consultant’s free and voluntary act of signing below, acknowledges that (a) the Consultant has been given a period of 21 days (“Review Period”) to consider whether to agree to the terms contained in this Agreement, (b) the Company is advising and has advised the Consultant in writing (i.e., through this Agreement) to consult with an attorney of the Consultant’s own choosing at the Consultant’s cost, regarding the effect of this Agreement, and the Consultant has had a reasonable opportunity to do so, if so desired, (c) the Consultant understands that this Agreement specifically releases and waives all rights and claims the Consultant may have under the Age Discrimination in Employment Act (“ADEA”) prior to the date on which the Consultant signs this Agreement, (d) that the Consultant is receiving valid consideration for this Agreement that is in addition to anything of value to which the Consultant is otherwise entitled, and (d) the Consultant understands the terms of this Agreement and knowingly and voluntarily agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Consultant further understands that this Release will not affect the rights and responsibilities of the EEOC to enforce the ADEA, and further understands that this Release will not be used to justify interfering with the Consultant’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC, the NLRB, the SEC, OSHA, or any similar federal, state, or local agency.

The Parties agree that any changes to this Agreement, whether material or immaterial, will not restart the running of the Review Period. The Consultant may execute this Agreement anytime during the Review Period. The Consultant shall return the executed copy of this Agreement to the Company, ATTN: Chairman of the Board, XWELL, Inc., 254 W 31st St, New York, NY 10001; E-mail: bbernstein@xpresspa.com, before the end of the Review Period. If the Consultant does not execute this Agreement before the expiration of the Review Period, then the Agreement is withdrawn without notice and the Company’s offer to provide the benefits provided for in Section 2(b) will become null and void.

This Agreement will become effective, enforceable and irrevocable as to the Consultant’s release of any claims the Consultant may have under the Age Discrimination in Employment Act on the eighth day after the date on which it is executed by the Consultant (“Age Release Date”). During the seven-day period prior to the Age Release Date (“Revocation Period”), the Consultant may revoke the Consultant’s agreement to release any claims the Consultant may have under the Age Discrimination in Employment Act, and any amendments thereto, by indicating in writing to the Company, ATTN: Chairman of the Board, XWELL, Inc., 254 W 31st St, New York, NY 10001; E-mail: bbernstein@xpresspa.com the Consultant’s intention to revoke before the end of such (“Revocation Period”). If the Consultant exercises the Consultant’s right to revoke hereunder, the Consultant shall forfeit the Consultant’s right to receive the consideration provided for in Section 2(b) of the Agreement.

10.            Counterparts. This Agreement may be executed by the Parties in multiple counterparts, whether or not all signatories appear on these counterparts (including via electronic signatures and exchange of PDF documents via email), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

By executing this Agreement, the Consultant acknowledges that: (i) the Consultant has considered the terms of this Agreement; (ii) the Consultant has been advised to consult with an attorney prior to executing this Agreement and, in fact, have consulted with an attorney before executing this Agreement or intentionally elected not to do so; (iii) the Consultant has read this Agreement and fully understand its terms and their import; (iv) except as provided for in this Agreement, the Consultant has no contractual right or claim to the benefits described herein; (v) the consideration provided for herein is good and valuable; and (vi) the Consultant is entering into this Agreement voluntarily, deliberately of the Consultant’s own free will, with all the information needed to make an informed decision to enter this Agreement, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

Accepted and AGREED TO BY:

the Consultant

By:

Name:	Scott R. Milford

Date:

XWELL, INC.

By:

Name:	Bruce Bernstein

Title:	Chairman

Date: